Exhibit 99.1

Investor Relations Contact

Kathy Hawkes, 650.603.5200

Public Relations Contact

Dave Peterson, 650.603.5200

MERCURY PROVIDES UPDATE ON RESTATEMENT

•	Concludes Restatement Required

•	Restatement Not Expected Before November 2005

•	Mercury Receives Notice From Trustee on Convertible Notes

MOUNTAIN VIEW, Calif. (August 29, 2005)—Mercury Interactive Corporation (Nasdaq: MERQE) previously disclosed that it had created a Special Committee, comprised of disinterested members of the Audit Committee of the Board of Directors, in response to an informal inquiry initiated by the Securities and Exchange Commission. Based on the Special Committee’s preliminary investigation, the Company had previously stated that it was highly likely that it would need to restate its historical financial statements but had not reached a definitive conclusion.

Mercury has now concluded that its previously issued financial statements for the fiscal years 2002, 2003 and 2004, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, the Quarterly Reports on Form 10-Q filed with respect to each of these fiscal years and the financial statements included in the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal year 2005, should no longer be relied upon and will be restated. In addition, the restatement will affect financial statements for prior fiscal years, and the Company will also require a revision of the previously reported financial information included in its press release of July 28, 2005 and its Current Report on Form 8-K dated August 17, 2005.

Mercury intends to complete the restatements and make the required amended Form 10-K and Form 10-Q filings and to file its Form 10-Q for the second quarter of fiscal year 2005 as soon as practicable following completion of the Special Committee investigation, the Company’s review and restatement of its historical financials and completion of the audit process. The Company does not expect that it will be able to complete this process and make the required filings before November 2005.

The errors resulting in the required restatement relate to the Special Committee’s conclusion that the actual dates of determination for certain past stock option grants differed from the originally selected grant dates for such awards. Because the prices at the originally selected grant dates were lower than the price on the actual dates of determination, the Company will incur additional charges to its stock-based compensation expense which were not included in the above-referenced financial statements. The Company has determined that the amounts of these charges are material but has not yet determined the final amount of the additional charges to be incurred.

Additionally, Mercury is evaluating Management’s Report on Internal Control Over Financial Reporting set forth in Item 9a on page 53 of the Company’s 2004 Annual Report. Although Mercury has not yet completed its analysis of the impact of this situation on its internal controls over financial reporting, it has determined that it is highly likely that Mercury had a material weakness in internal control over financial reporting as of December 31, 2004. A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The existence of one or more material weaknesses as of December 31, 2004 would preclude Mercury from concluding that its internal controls over financial reporting were effective as of year end. If Mercury were to conclude that a material weakness existed, it would expect to receive an adverse opinion on internal control over financial reporting from its independent registered public accounting firm.

As previously disclosed, Mercury does not believe that any restatement will have an impact on its historical revenues, cash position or non-stock option related operating expenses. Any charges will have the effect of decreasing the earnings and retained earnings figures contained in Mercury’s historical financial statements.

Notice From Trustee on Convertible Notes

Mercury today also disclosed that it has received from the trustee for the Company’s $500 million aggregate principal amount of Zero Coupon Senior Convertible Notes due 2008 and the Company’s $300 million aggregate principal amount of 4.75% Convertible Subordinated Notes due 2007 (together, the “Notes”) a notice of default on the Notes. As a result of the Company’s failure to file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, the Company has violated indenture provisions that require Mercury to furnish such information promptly to the trustee.

Under the indentures relating to the Notes, the Company has until October 25, 2005 to cure its breach by filing with the Securities and Exchange Commission and providing to the trustee its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. If Mercury does not cure its breach within that period, either the trustee for the Notes or the holders of at least 25% of the aggregate principal amount of the outstanding Notes could, by giving the Company an additional notice, accelerate the maturity of the Notes, causing the outstanding principal amount plus accrued interest to be immediately due and payable.

“Given the continued strength of Mercury’s financial position, we are disappointed to have received the notice,” said Doug Smith, chief financial officer at Mercury. “Mercury has the available cash and investment securities to fully retire any and all amounts of the Notes should they accelerate, as well as to provide for the Company’s working capital needs.”

As of August 26, 2005, all required interest and principal payments have been timely made on the Notes. If the maturity of the Notes is accelerated, the Company intends to fully repay all such amounts due. As of June 30, 2005, the Company had approximately $1.32 billion of cash and investments.

About Mercury

Mercury Interactive Corporation (NASDAQ: MERQE), the global leader in business technology optimization (BTO) software, is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the fastest growing enterprise software companies today. Mercury provides software and services for IT Governance, Application Delivery, and Application Management. Customers worldwide rely on Mercury offerings to govern the priorities, processes and people of IT and test and manage the quality and performance of business-critical applications. Mercury BTO offerings are complemented by technologies and services from global business partners. For more information, please visit www.mercury.com.

Forward-Looking Statements

The press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury’s expected financial performance, as well as Mercury’s future business prospects and product and service offerings. Mercury’s actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury and reported results should not be considered as an indication of future performance. Potential risks and uncertainties include, among other things: 1) the results of the Special Committee investigation, 2) expectations as to the timing of the completion of the Special Committee investigation, the Company’s review, restatement and filing of its historical financial statements and the filing of its Form 10-Q for the second quarter of fiscal year 2005, 3) the impact related to the expensing of stock options and stock purchases under Mercury’s employee stock purchase program under Financial Accounting Standards Board’s Statement 123 including, without limitation, the impact of the restatement, 4) the possibility that the trustee for the Notes or the holders of at least 25% of the outstanding principal amount of the Notes may, if the requisite restatements and SEC filings have not been made by October 25, 2005, cause acceleration of repayment of the entire principal amount and accrued interest on the Notes, 5) the nature and scope of the ongoing SEC inquiry, 6) the possibility that the Nasdaq Listing Qualifications Panel may not grant the Company’s request for an extension to regain compliance with Nasdaq listing qualifications or the Company’s failure to regain compliance within any extension period, in which case the Company’s common stock would be delisted from the Nasdaq National Market, 7) the possibility that the Company determines that the Company had a material weakness in internal control over financial reporting, and 8) the additional risks and important factors described in Mercury’s SEC reports, including the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, which is available at the SEC’s website at http://www.sec.gov. All of the information in this press release is made as of August 29, 2005, and Mercury undertakes no duty to update this information.

###

Mercury, Mercury Interactive and the Mercury logo are trademarks of Mercury Interactive Corporation and may be registered in certain jurisdictions. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.

MERCURY INTERACTIVE CORPORATION

379 N. Whisman Road

Mountain View, CA 94043

Tel: (650) 603-5200 Fax: (650) 603-5300

www.mercury.com

3